UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 24, 2014

OMNIVISION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29939	77-0401990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 Burton Drive

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 567-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.03 — Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws

On July 24, 2014, the Board of Directors of OmniVision Technologies, Inc. (“OmniVision” or the “Company”) approved the following amendment to Article 2, Section 2.9 of OmniVision’s Bylaws:

•                  Majority Voting — Beginning with the Company’s 2015 annual meeting of stockholders, majority voting will apply in uncontested director elections. Plurality voting continues to apply at the Company’s 2014 annual meeting of stockholders and in contested elections.

The foregoing description of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed hereto as Exhibit 3.2 and incorporated herein by reference.

In addition, the Company amended its Corporate Governance Guidelines to provide that with respect to director nominations, the Board of Directors will only nominate those directors who have submitted their resignations in advance of an election and that such resignation will become effective only upon the failure of such director nominee to receive the requisite number of votes and the acceptance by the Board of such resignation.

A revised version of OmniVision’s Corporate Governance Guidelines is available on the Company’s investor relations website at http://www.ovt.com/investors/ under “Corporate Governance.”

Section 9 — Financial Statements and Exhibits

Item 9.01 — Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.2	Certificate of Amendment of the Bylaws of OmniVision Technologies, Inc. effective as of July 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNIVISION TECHNOLOGIES, INC.

By:	/s/ SHAW HONG
Shaw Hong
Chief Executive Officer

Date:  July 29, 2014

EXHIBIT INDEX

Exhibit No.	Description

3.2	Certificate of Amendment of the Bylaws of OmniVision Technologies, Inc. effective as of July 24, 2014.